Exhibit 5.1

April 19, 2013

Crosstex Energy, L.P.
Crosstex Energy Finance Corporation
Subsidiary Guarantors Listed on Schedule A of the Form S-3
2501 Cedar Springs
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the "Partnership"), Crosstex Energy Finance Corporation, a Delaware corporation ("Finance Corp."), Crosstex Energy Services, L.P., a Delaware limited partnership (the "Operating Partnership"), Crosstex Operating GP, LLC, a Delaware limited liability company ("Operating GP"), Crosstex Energy Services GP, LLC, a Delaware limited liability company ("Services GP"), Crosstex Processing Services, LLC, a Delaware limited liability company ("Crosstex Processing"), Crosstex Pelican, LLC, a Delaware limited liability company ("Crosstex Pelican"), Sabine Pass Plant Facility Joint Venture, a Texas general partnership ("Sabine Pass JV"), Crosstex LIG Liquids, LLC, a Louisiana limited liability company ("Crosstex LIG Liquids"), Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership ("Crosstex Gulf Coast Marketing"), Crosstex CCNG Processing Ltd., a Texas limited partnership ("Crosstex CCNG Processing"), Crosstex North Texas Pipeline, L.P., a Texas limited partnership ("North Texas Pipeline"), Crosstex North Texas Gathering, L.P., a Texas limited partnership ("North Texas Gathering"), Crosstex NGL Marketing, L.P., a Texas limited partnership ("NGL Marketing"), Crosstex NGL Pipeline, L.P., a Texas limited partnership ("NGL Pipeline"), Crosstex Permian, LLC, a Texas limited liability company ("Permian"), Crosstex Permian II, LLC, a Texas limited liability company (Permian II"), Crosstex ORV Holdings, Inc., a Delaware corporation ("Crosstex ORV"), West Virginia Oil Gathering, LLC, a Delaware limited liability company ("West Virginia Oil"), Appalachian Oil Purchasers, LLC, a Delaware limited liability company ("Appalachian Oil"), Kentucky Oil Gathering, LLC, a Delaware limited liability company ("Kentucky Oil"), Ohio Oil Gathering II, LLC, a Delaware limited liability company ("Ohio Oil II"), Ohio Oil Gathering III, LLC, a Delaware limited liability company ("Ohio Oil III"), OOGC Disposal Company I, LLC, a Delaware limited liability company ("OOGC"), M & B Gas Services, LLC, a Delaware limited liability company ("M & B Gas"), Crosstex Crude Marketing, LLC, a Delaware limited liability company ("Crude Marketing"), and Crosstex Texas NGL Pipeline, LLC, a Texas limited liability company ("Texas NGL," and, together with Operating Partnership, Operating GP, Services GP, Crosstex Processing, Crosstex Pelican, Sabine Pass JV, Crosstex LIG Liquids, Crosstex Gulf Coast Marketing, Crosstex CCNG Processing, North Texas Pipeline, North Texas Gathering, NGL Marketing, NGL Pipeline, Permian, Permian II, Crosstex ORV, West Virginia Oil, Appalachian Oil, Kentucky Oil, Ohio Oil II, Ohio Oil III, OOGC and M & B Gas, the "Subsidiary Guarantors"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the "Common Units") that may be issued and sold by the Partnership; (ii) partnership securities in the Partnership (the "Partnership Securities"); (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance

Corp. (the "Debt Securities"); and (iv) guarantees (the "Guarantees") of such Debt Securities by one or more of the Subsidiary Guarantors. The Common Units, the Partnership Securities, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities."

        In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp., each as amended to the date hereof, (iv) the certificate of incorporation, bylaws, limited liability company agreement or agreement of limited partnership, as applicable, and other governing documents of each of the Subsidiary Guarantors, (v) the forms of the Partnership's senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the "Indentures"), (vi) originals, or copies certified or otherwise identified, of the corporate, partnership and limited liability company records of the Partnership, the General Partner, Finance Corp. and each of the Subsidiary Guarantors, including minute books of the General Partner and Finance Corp. as furnished to us by the General Partner and Finance Corp., (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the General Partner, Finance Corp. and each of the Subsidiary Guarantors, statutes and other instruments and documents, and (viii) the Registration Statement and the prospectus contained therein (the "Prospectus") as a basis for the opinions hereafter expressed.

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine. We have relied, with your permission, upon the opinion of Taylor, Porter, Brooks & Phillips, L.L.P., special counsel in the State of Louisiana ("Louisiana Counsel") to LIG Liquids, which is dated as of the date hereof and filed as Exhibit 5.2 to the Registration Statement, as to the valid existence of LIG Liquids and, subject to the assumptions, qualifications, limitations and exceptions set forth therein, the legal issuance of the Guarantee by LIG Liquids.

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

  2.
  With respect to Partnership Securities, when (a) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters, and (b) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Partnership Securities will be duly authorized and validly issued and will be fully paid and nonassessable.

  3.
  With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, Finance Corp. and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

        The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the laws of the State of Texas, the laws of the State of Louisiana, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case as in effect on the date hereof. With respect to the laws of the State of Louisiana, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as set forth in Louisiana Counsel's opinion filed as Exhibit 5.2 to the Registration Statement.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.